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John Nesbett - Investor Relations Contact                       J. Richard Ellis
Lippert/Heilshorn & Associates                                   President & CEO
(212) 838-3777, ext. 121                                         (408) 934-7000
(E-MAIL:  JGN@LHAI.COM)


                 DISC, INC. ANNOUNCES PRIVATE PLACEMENT SELLING
                          $1,400,000 OF PREFERRED STOCK

        MILPITAS, CALIFORNIA, FEBRUARY 25, 1998 - DISC, INC. (NASDAQ Symbols:
DCSR, DCSRW) today reported that the Company completed on February 20, 1998, the sale of $1,400,000 of preferred stock to the Company's largest investor, MK Global Ventures. This additional equity enabled the Company to meet the continued listing requirements of the Nasdaq SmallCap Market which became effective on February 23, 1998.

        "In addition to providing continued liquidity for our shareholders, this capital infusion provides DISC additional working capital to grow our business" commented Richard Ellis, President and CEO of DISC, Inc. "This financing provides additional funding for our new product programs as well as expansion of our vertical market sales channels. We are pleased with the continued level of support from MK Global Ventures and the confidence that they place in our ability to capitalize on the market opportunities."

        DISC is the industry leader in high capacity automated 5.25-inch and CD optical storage libraries. DISC markets products ranging in capacity from 150 to over 1,450 cartridges in several models, many of which are field upgradeable to higher capacities. All models share a common architecture and modular design oriented toward high performance and reliability. DISC libraries are sold with system solutions by OEMs, System Integrators, VARs and Distributors in North and South America, Europe and the Far East.

        "Safe Harbor" Statement under the private Securities Litigation Reform Act of 1995: The statements which are not historical facts contained in this release are forward looking statements that involve risks and uncertainties, including, but not limited to, product demand and market acceptance risks, the effect of economic conditions, the impact of competitive products and pricing, product development, commercialization and technological difficulties, capacity and supply constraints or difficulties, the results of financing efforts, actual purchases under agreements, the effect of the Company's accounting policies, and other risks detailed in the Company's Securities and Exchange Commission filings.


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                                   DISC, INC.
                             PROFORMA BALANCE SHEET
                                   (unaudited)


                                                                             2/98 EQUITY        DEC. 31, 1997
                  ASSETS                                 DEC. 31, 1997        INVESTMENT          PROFORMA
                                                        --------------      --------------     --------------

Cash                                                    $      436,000      $    1,400,000     $    1,836,000
Accounts receivable, net allow for doubtful
    accounts of $89,000                                      1,768,000                --            1,768,000
Inventories                                                  1,465,000                --            1,465,000
Prepaids and deposits                                           73,000                --               73,000
                                                        --------------      --------------     --------------
        Total current assets                                 3,742,000           1,400,000          5,142,000

Property and equipment, net                                    402,000                --              402,000
                                                        --------------      --------------     --------------
                                                        $    4,144,000           1,400,000          5,544,000
                                                        ==============      ==============     ==============

             LIABILITIES AND SHAREHOLDERS' EQUITY

Accounts payable                                        $    1,332,000      $         --       $    1,332,000
Borrowings under credit line                                 1,338,000                --            1,338,000
Other accrued liabilities                                      280,000                --              280,000
Accrued warranty                                                79,000                --               79,000
Current portion of capitalized lease obligations                24,000                --               24,000
                                                        --------------      --------------     --------------
        Total current liabilities                            3,053,000                --            3,053,000

Leases payable                                                  20,000                --               20,000

Shareholder' equity:
    Convertible Preferred Stock; no par value,
        5,000,000 shares authorized; 3,395,304              12,742,000           1,400,000         14,142,000
        shares issued and outstanding
    Common Stock; no par value, 20,000,000
        shares authorized; 3,334,323
        shares issued and outstanding                       11,053,000                --           11,053,000
Accumulated deficit                                        (22,724,000)               --          (22,724,000)
                                                        --------------      --------------     --------------
Total shareholders' equity                                   1,071,000           1,400,000          2,471,000
                                                        --------------      --------------     --------------
                                                        $    4,144,000      $    1,400,000     $    5,544,000
                                                        ==============      ==============     ==============